MobilePro Corp 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817

PRESS RELEASE

FOR IMMEDIATE RELEASE

MobilePro Receives Stockholder Approval on All Proxy Proposal Items

Bethesda, MD, September 19, 2005 -- MobilePro Corp. (OTC Bulletin Board: MOBL) a national wireless technology and broadband telecommunications company, announced today that on Saturday, September 17, 2005 the company concluded its 2005 Annual Meeting of Stockholders. The stockholders voted in overwhelming support of all of the proposals presented in connection with the company's annual stockholders' meeting.

The measures received affirmative votes ranging from 90% to 99% of the total votes cast on the five proposals. Stockholders of record holding approximately 215 million of the approximately 380 million outstanding shares (as of the record date) voted.

Stockholders voted to re-elect all five Directors (Proposal 1), to increase the number of shares available under the 2001 Equity Performance Plan (Proposal 2), to increase the authorized number of shares of common stock available and the authorized number of preferred shares available (Proposal 3), to approve Bagell, Josephs & Company, L.L.C. as the Company’s independent auditors (Proposal 4), and to approve to adjourn or postpone the annual meeting to permit further solicitation of proxies (Proposal 5).

Jay Wright, MobilePro Chairman and CEO, said, “We are pleased with the stockholder support and confidence in the management team and board of directors. It is clearly reflected by the overwhelming voting results in favor of management’s proposals. We would like to thank all our stockholders who took the time to vote. We can now concentrate our efforts on continuing to build Mobilepro’s revenues and profits, our leadership position in the wireless broadband industry, our Tommywireless cellular products and our other products and services. ”

About MobilePro Corp.
MobilePro Corp. is one of North America’s leading wireless broadband companies, serving over 20,000 wireless broadband customers through its subsidiaries Neoreach Wireless and Kite Broadband. The company, based in Bethesda, Maryland, is focused on creating shareholder value by acquiring and growing profitable telecommunications companies, developing innovative wireless technologies and forging strategic alliances with well-positioned companies in complementary product lines and industries. Mobilepro serves over 200,000 total customers throughout the United States, primarily through its CloseCall America, American Fiber Network, Kite Broadband and Nationwide Internet subsidiaries.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the websites http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

Forward-Looking Statements
Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company’s Form 10-K for the fiscal year ended March 31, 2005 and its Form 10-Q for the quarter ended June 30, 2005 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management’s expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.